EXHIBIT 4.2

VOTING AGREEMENT

     THIS VOTING AGREEMENT (this “Agreement”), dated as of May 8, 2004, is made by and between Kitty Hawk, Inc., a Delaware corporation (the “Company”), and                     , a                                          (collectively with its affiliates, the “Stockholder”).

RECITALS:

     WHEREAS, concurrently herewith, the Company and the Stockholder are entering into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), which provides for the grant by the Company of certain registration rights to the Stockholder, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, as of the date hereof, the Stockholder owns that number of shares of common stock, par value $0.000001 per share, of the Company (the “Common Stock”) and/or that number of warrants to purchase that number of shares of Common Stock (the “Warrants”) set forth opposite its name on Exhibit A hereto (such shares of Common Stock, together with any other shares of Common Stock acquired, whether upon exercise of the Warrants or otherwise, by the Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares” of the Stockholder); and

     WHEREAS, as a condition to its willingness to enter into the Registration Rights Agreement, the Company has requested that the Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce the Company to enter into, and in consideration of its entering into, the Registration Rights Agreement, and in consideration of the mutual promises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as of the date hereof as follows:

          (a) Authority, Execution and Delivery; Enforceability. The Stockholder has full power and authority to enter into this Agreement and to perform the Stockholder’s obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. No other action on the part of the Stockholder is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without due notice or lapse of time or both) under, (i) any contract to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares of the Stockholder are bound or (ii) any order, rule, regulation or law applicable to the Stockholder or the Subject Shares of the Stockholder. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any governmental authority is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          (b) The Subject Shares. The Stockholder is the sole beneficial owner of the Common Stock and the Warrants (if any) set forth opposite its name on Exhibit A attached hereto and has the sole right to vote such Subject Shares. Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person or entity with respect to any of the Subject Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Subject Shares, deposited any of the Subject Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting his legal power, authority or right to vote the Subject Shares on any matter.

          (c) Other Proxies. The Stockholder represents that no proxies have heretofore been given in respect of the Stockholder’s Subject Shares.

          (d) U.S. Citizen. The Stockholder represents and warrants that the information regarding whether the Stockholder and its affiliates are U.S. citizens as defined by 49 U.S.C. § 40102(a)(15) on Exhibit A is true and correct.

     SECTION 2. Covenants of the Stockholder. The Stockholder agrees as follows:

          (a) Prior to the termination of this Agreement and without in any way limiting the Stockholder’s right to vote its Subject Shares in its sole discretion with respect to any other matters, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall either appear at the meeting or otherwise cause the Subject Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by persons appointed as proxies, shall vote or consent (or cause to be voted or consented to) the Subject Shares in favor of any proposal or resolutions that would cause, or help to cause, the actions described on Exhibit B hereto (the “Proposals”), solely to the extent that the Company elects to submit any or all of the Proposals to a stockholder vote for approval.

          (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder’s vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against, or shall not consent to, any proposal that would in any manner impede, frustrate, prevent or nullify the Proposals.

          (c) Prior to the termination of this Agreement and except as otherwise permitted by this Agreement or prohibited by order of a court of competent jurisdiction, the Stockholder will not commit, and will not permit any entity controlled by the Stockholder to commit, any act that could restrict or otherwise affect its legal power, authority and right to vote all of the Subject Shares then owned of record or beneficially by it. Without limiting the generality of the foregoing, prior to the termination of this Agreement, the Stockholder will not, and will not permit any entity controlled by it, to enter into any voting agreement with any person or entity with respect to any of the Subject Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Subject Shares (except in favor of the Proposals), deposit any of the Subject Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Subject Shares in favor of the Proposals.

          (d) The Stockholder shall not sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), consent to any Transfer of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares (or any interest therein) to any person prior to June 8, 2004 (the “Termination Date”), without the prior written consent of the Company; provided, however, that nothing in this Section 2(d) shall prohibit the Stockholder from (x) selling, transferring, pledging, assigning or otherwise disposing of (including by gift) the Warrants (if any) to a third party, so long as such third party agrees in writing to be bound by the terms of this Agreement or (y) selling up to 430,000 shares of Common Stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended; provided, further, that if the Company’s proxy statement related to the Proposals is reviewed by the staff of the Securities and Exchange Commission, the Termination Date can be extended by up to 30 days at the sole election of the Company to accommodate the setting of a new record date. Any such extension will be communicated to the Stockholder in writing prior to June 8, 2004.

     SECTION 3. Further Assurances. The Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, all such additional or further consents, documents and other instruments as the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     SECTION 4. Additional Matters.

          (a) The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors, and that each certificate representing such Subject Shares has been or will be inscribed with a legend to such effect.

          (b) The Stockholder agrees that the Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing the Stockholder’s Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with SECTION 4(a) hereof.

          (c) The parties hereto agree that this Agreement is not a solicitation of a proxy as such terms are used in Section 14 of the Securities Exchange Act of 1934, as amended.

     SECTION 5. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earlier to occur of (i) September 1, 2004, (ii) the date that the Proposals described on Exhibit B hereto that the Company decides to submit for stockholder approval have been approved by the stockholders of the Company or (iii) the date on which the Stockholder does not own, either of record or beneficially, the Subject Shares. Nothing in this SECTION 5 shall relieve or otherwise limit the liability of any party for breach of this Agreement. Notwithstanding the foregoing, the Company may terminate this Agreement at any time upon written notice to the Stockholder.

     SECTION 6. General Provisions.

          (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the negotiation of this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

          (d) Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement. This Agreement shall become effective against the Company when one or more counterparts have been signed by the Company and delivered to the Stockholder. This Agreement shall become effective against the Stockholder when one or more counterparts have been executed by the Stockholder and delivered to the Company. Each party need not sign the same counterpart.

          (e) Entire Agreement. This Agreement and the Registration Rights Agreement and the documents and instruments referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter.

          (f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

     SECTION 7. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Texas, County of Dallas or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Dallas Division, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of such courts (and of the appropriate appellate courts) in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any other court.

     SECTION 8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Stockholder, on the one hand, without the prior written consent of the Company nor by the Company, on the other hand, without the prior written consent of the Stockholder, and any assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(Signature page follows)

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.

KITTY HAWK, INC.

By:

Name:

Title:

By:

Name:

Title:

Exhibit A

(Please complete for each Stockholder and Each of its Affiliates)

Is Beneficial Owner a U.S.
Beneficial			Citizens (as defined by
Owner Name	Common Stock	Warrants	49 U.S.C. § 40102(a)(15))?[1]
			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

			Yes	No
			☐	☐

[1] Under 49 U.S.C. § 40102(a)(15), a “citizen of the United States” is:

(i)	an individual who is a citizen of the United States;

(ii)	a partnership each of whose partners is an individual who is a “citizen of the United States” as such term is defined in 49 U.S.C. § 40102(a)(15); or

(iii)	a corporation or association organized under the laws of the United States or a State, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are “citizens of the United States” (as such term is defined in 49 U.S.C. § 40102(a)(15)), and in which at least 75 percent of the voting interest is owned or controlled by persons that are “citizens of the United States” (as such term defined in 49 U.S.C. § 40102(a)(15)).

Exhibit B

     Prior to the termination of this Agreement and without in any way limiting the Stockholder’s right to vote its Subject Shares in its sole discretion with respect to any other matters, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, the Stockholder shall appear at the meeting or otherwise cause the Subject Shares to be present thereat for purposes of establishing a quorum and, to the extent not voted by the persons appointed as proxies, shall vote or consent (or cause to be voted or consented to) the Subject Shares in favor of the following (solely to the extent that the Company elects to submit any or all of the following to a stockholder vote for approval):

1.	Classification of Directors:	Amendments to the Company’s Certificate of Incorporation (the “Charter”) and Bylaws (the “Bylaws”) to classify the Company’s Board of Directors (the “Board”) into three classes of directors, with each director serving a three-year term, and with one class being elected each year.

2.	Removal of Directors only for Cause and Definition of Cause:	Amendments to the Charter and the Bylaws to provide that directors of the Company may be removed by the stockholders only for cause. Amending the Charter to provide that “cause” for removal of a director will exist only if the director:

(a) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;

(b) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Company in connection with a matter of substantial importance to the Company, and such adjudication has become final and non-appealable; or

(c) has missed six (6) consecutive meetings of the Board of Directors.

The foregoing definition of cause may be changed in the sole discretion of the Board. Any such changes shall not affect the Stockholders’ covenant to vote in favor of this amendment.

3.	Amendments to Charter and Bylaws:	Amendments to the Charter to require that certain amendments to the Charter or Bylaws put to a stockholder vote must be approved by the vote of holders of at least 66 2/3% of the outstanding voting stock.

4.	Action by Written Consent:	Amendments to the Charter and Bylaws to permit stockholders to act only at annual or special meetings of stockholders and not by written consent.

5.	Increase Shares Under the Equity Incentive Plan:	An amendment to the Company’s equity incentive plan (“Plan”) to increase the number of shares of common stock issuable under the Plan by up to 500,000 effective June 30, 2005. The amendment would eliminate the current provisions limiting grants to those persons who received three-years worth of options pursuant to the initial grants under the Plan until September 30, 2005 or September 30, 2007, as applicable, subject to specified exceptions.

6.	Increase Capitalization:	An amendment to the Charter increasing the number of authorized shares common stock up to 100,000,000 and the number of authorized shares of preferred stock up to 10,000,000.

7.	Section 203 of DGCL:	An amendment to the Charter to make Section 203 of the Delaware General Corporation Law applicable to the Company.